UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2021 (August 18, 2021)

MECHANICAL TECHNOLOGY INC

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MKTY	The Nasdaq Stock Market
9.0% Series A Cumulative Perpetual Preferred Stock	MKTYP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2021, Mechanical Technology, Incorporated, a Nevada corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Univest Securities, LLC, as representative of the several underwriters named therein, in connection with the offer and sale to such underwriters, in a firm commitment public offering (the “Offering”) of 720,000 shares of the Company’s 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”). Pursuant to the Underwriting Agreement, the Company also provided the underwriters with a 45-day option to purchase up to an additional 108,000 shares of the Series A Preferred Stock on the same terms as the Shares sold in the Offering (the “Over-Allotment Option”). On August 23, 2021, the Company closed the Offering and issued and sold 720,000 shares of Series A Preferred Stock pursuant to the Underwriting Agreement (the “Shares”) for aggregate gross proceeds of $18,000,000 less underwriting discounts of 6.0% ($1,080,000) and other offering fees and expenses, resulting in aggregate net proceeds to the Company of approximately $16,092,500. In the event that the Over-Allotment Option is exercised by the underwriters, in full, that would result in additional aggregate gross proceeds of approximately $2,700,000 less applicable underwriter discounts and other offering fees and expenses.

The Shares offered for sale in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to: (i) a registration statement on Form S-1 (File No. 333-257300), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 22, 2021, as amended, and was declared effective on August 18, 2021 (the “Registration Statement”); (ii) a registration statement on Form S-1 MEF (File No. 333-258919) filed by the Company with the SEC under Rule 462(b) of the Securities Act, which became effective upon its filing on August 18, 2021; and (iii) a final prospectus dated August 18, 2021 relating to the Offering, which was filed with the SEC on August 20, 2021.

In connection with the Offering, the Company’s Series A Preferred Stock was approved for listing on the Nasdaq Capital Market under the symbol “MKTYP” and began trading on August 20, 2021.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights and obligations of the parties thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of such document, the form of which was previously filed by the Company with the SEC.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the issuance by the Company of the Shares, which occurred on August 23, 2021, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock, par value $0.001 per share (“Common Stock”), or any shares of other stock of the Company that rank junior to or on parity with the Series A Preferred Stock either as to the payment of dividends and/or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock.

The terms of the Series A Preferred Stock, including such restrictions, are more fully described in Item 5.03 below, and this description is qualified in its entirety by reference to the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2021, the Company filed a Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock of Mechanical Technology, Incorporated (the “Certificate of Designations”) with the Nevada Secretary of State to establish the voting powers, designations, preferences and relative participation and other rights and qualifications, limitations and restrictions of the Series A Preferred Stock. As described in Item 1.01 above, on August 23, 2021, the Company completed a public offering of, and issued, 720,000 Shares of Series A Preferred Stock. The following is a summary description of those terms and the general effect of the issuance of the Shares on the Company’s other classes of registered securities.

The Series A Preferred Stock will, as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding-up, rank: (1) senior to all classes or series of Common Stock and to all other capital stock issued by the Company expressly designated as ranking junior to the Series A Preferred Stock; (2) on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series A Preferred Stock; (3) junior to any future class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock; and (4) junior to all the Company’s existing and future indebtedness.

The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares the Series A Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus any amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of Common Stock or any other class of or series of the Corporation’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock.

The Company will pay cumulative cash dividends on the Series A Preferred Stock when, as and if declared by its board of directors (or a duly authorized committee of its board of directors), only out of funds legally available for payment of dividends. Dividends on the Series A Preferred Stock will accrue on the stated amount of $25.00 per share of the Series A Preferred Stock at a rate per annum equal to 9.0% (equivalent to $2.25 per year), payable monthly in arrears. Dividends on the Series A Preferred Stock declared by our board of directors (or a duly authorized committee of our board of directors) will be payable monthly in arrears on the final day of each month, beginning on August 31, 2021.

Generally, the Series A Preferred Stock is not redeemable by the Company prior to August 23, 2026. However, upon a change of control or delisting event (each as defined in the Certificate of Designations), the Company will have a special option to redeem the Series A Preferred Stock for a limited period of time.

Additionally, the Series A Preferred Stock is generally not convertible into or exchangeable for any other property or securities of the Company. However, upon a change of control or delisting event (each as defined in the Certificate of Designations), the holders of the Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of Common Stock, subject to important limitations.

As further described in the Certificate of Designations, so long as any share of the Series A Preferred Stock remains outstanding, unless the Company has either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed dividends, the Company will be restricted from making certain dividends and conducting certain redemption and repurchases with respect to its capital stock. The restrictions in the foregoing sentence are subject to limited exceptions.

Holders of shares of the Series A Preferred Stock generally have no voting rights, except as required by law and as provided in the Certificate of Designations. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Preferred Stock and the creation of additional classes or series of preferred stock that rank senior to the Series A Preferred Stock.

The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 4.1 to this Current Report on Form 8-K. The above description of the Certificate of Designations is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference. A specimen certificate representing the Series A Preferred Stock is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 19, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 8.01 by reference. On August 23, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated in this Item 8.01 by reference.

This Form 8-K and Exhibits 99.1 and 99.2 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

1.1	Form of Underwriting Agreement (1).

4.1	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021 (2).

4.2*	Form of 9.0% Series A Cumulative Perpetual Preferred Stock Certificate.

99.1*	Press Release of Mechanical Technology, Incorporated dated August 19, 2021.

99.2*	Press Release of Mechanical Technology, Incorporated dated August 23, 2021.

*Filed herewith.

(1)	Filed as Exhibit 1.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on July 19, 2021.

(2)	Filed as Exhibit 4.1 to the Company’s Form 8-A, filed with the SEC on August 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2021	MECHANICAL TECHNOLOGY, INCORPORATED

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer